Quarterly Stakeholder Letter FIRST QUARTER | FISCAL YEAR 2027

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 1 Dear Phreesia stakeholders, Phreesia had a solid first quarter to build on in fiscal 2027. We entered the new fiscal year with an experienced team, a strong financial profile and continued momentum across several key initiatives, including positioning AccessOne for future growth, the successful launch of our healthcare provider (HCP) marketing offerings and the infusion of AI into the Phreesia operating model. In the first fiscal quarter, we continued to execute on our growth strategy for AccessOne. We successfully renewed and expanded AccessOne’s securitization facility with PNC Bank, which increased the size of the facility to $300 million and extended the term by approximately three years. It also increased the percentage of the facility that we can deploy to non-investment grade healthcare services clients. We believe this expanded access to capital will enable us to pursue the opportunities we are seeing within our Phreesia base as well as net-new opportunities. Following the quarter’s end, we restructured our Engineering and Product organizations, which included the elimination of approximately 100 internal positions and about the same number of contractors. We are deeply grateful to those impacted for their contributions to Phreesia over the years. This was a difficult but deliberate decision that reflects how AI is changing the way we build and deploy software, as well as our broader focus on efficiency, agility and continuous improvement. The restructuring is built around smaller, high-impact teams with AI embedded in daily workflows, and the expected savings have already been reflected in our fiscal 2027 outlook. We believe this structure makes us faster, more focused and better positioned to deliver on the significant growth opportunities ahead. Our people remain at the center of our success. I’m proud to share that Tara Sheehy, Senior Director of Client Experience for Phreesia Network Solutions, was recently named to the MM+M Women to Watch class of 2026. This program recognizes healthcare marketing leaders for their achievements across brand marketing, technology, health equity and efforts to improve patient outcomes, and this is the fourth year a Phreesian has been recognized. On behalf of the entire leadership team, thank you for your interest in Phreesia. We look forward to updating you further throughout the year ahead. MAY 27, 2026 Chaim Indig Chief Executive Officer and Co-Founder

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 2 Fiscal 2027 First Quarter Highlights1 Revenue Total revenue increased 13% year-over-year to $130.9 million in the first fiscal quarter. Year-over-year growth was led by payment solutions2 at 40%, primarily reflecting a full quarter contribution from the AccessOne Acquisition compared to no contribution in the first quarter of the prior fiscal year, followed by network solutions at 15%³. Subscription and related services revenue for the first quarter of fiscal 2027 declined 3% compared to the first quarter of the prior fiscal year. As we noted last year, approximately 2% of fiscal 2026 first quarter subscription and related services revenue growth was attributable to non-recurring revenue, affecting the year-over-year comparability with the current period. As we have noted in recent quarters, we expect subscription growth to be slower than payment solutions and network solutions growth, reflecting a deliberate move on our part to moderate subscription pricing to optimize client retention and adoption, and to optimize downstream revenue from payment solutions and network solutions. Payment solutions revenue, which includes our legacy payment processing revenue and financing fees revenue associated with AccessOne, increased 40% compared to the first quarter of the prior fiscal year, consisting of 33% from AccessOne and 7% from legacy Phreesia solutions. Network solutions revenue increased 15% in the first quarter of fiscal 2027 compared to the first quarter of the prior fiscal year. 1 The fiscal quarter that ended April 30, 2026 should be considered “unaudited.” 2 Beginning with the fourth quarter of the fiscal year ended January 31, 2026, the revenue line previously labeled “Payment processing fees” was relabeled “Payment solutions” to reflect the expanded scope of our payments offerings following the acquisition (the “AccessOne Acquisition”) of AccessOne Parent Holdings, Inc. and its subsidiaries (collectively, “AccessOne”), which closed on November 12, 2025. “Payment solutions” includes all revenue previously presented as “Payment processing fees” and all revenue from the operations acquired in the AccessOne Acquisition. Additionally, “Payment processing expense” was relabeled “Payment solutions expense” and includes all expenses previously presented as “Payment processing expense” and direct costs of revenue related to the operations acquired in the AccessOne Acquisition. Prior period amounts have not been reclassified, as the Company did not own the acquired operations in prior periods and the change in presentation did not affect any previously reported amounts. 3 References to network solutions, subscription and related services, payment solutions and total revenue throughout this letter refer to revenue categories in our consolidated statements of operations: network solutions, subscription and related services, payment solutions and total revenue, respectively.

## Quarterly Revenue[1]

($M, Q2 FY2025 - Q1 FY2027[2])


Subscription and Related Services
Network Solutions
Payment Solutions
$102
$49
$28
$25
Q2 FY25
$107
$49
$33
$25
Q3 FY25
$110
$52
$33
$25
Q4 FY25
$116
$54
$32
$30
Q1 FY26
$117
$54
$35
$28
Q2 FY26
$120
$55
$37
$27
Q3 FY26
$127
$56
$35
$36
Q4 FY26
$131
$53
$36
$42
Q1 FY27

1 Revenue totals may not sum due to rounding.

2 Fiscal year ended January 31.

## Payment Solutions Statistics

We are introducing new metrics: total managed payments and payment solutions revenue rate. We believe these new metrics will enable investors to better evaluate the performance of our payment solutions business following the AccessOne Acquisition during the fourth quarter of fiscal 2026, which introduced new revenue-generating activities. These metrics replace patient payment volume and payment facilitator volume percentage, which reflected only the legacy Phreesia payment processing business[4]. Total managed payments reflects both the transactional activity we facilitate and the financing solutions we provide to healthcare organizations and patients. These metrics provide a clear and consistent framework for understanding how payment activity translates into revenue, enabling investors to more effectively assess the growth, performance and overall value of our payment solutions business.

4 For periods prior to the three months ended April 30, 2026, we presented: 1) patient payment volume (measured as the total dollar volume of transactions between our healthcare services clients and their patients utilizing our payment platform, including via credit and debit cards that we process as a payment facilitator as well as cash and check payments and credit and debit transactions for which we act as a gateway to other payment processors); and 2) payment facilitator volume percentage (defined as the volume of credit and debit card patient payments that we process as a payment facilitator as a percentage of total patient payment volume).

Phreesia QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 3

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 4 Total managed payments. We define total managed payments as the sum of (i) our legacy patient payment volume, measured as the total dollar volume of transactions between our healthcare services clients and their patients utilizing our payment platform, including via credit and debit cards that we process as a payment facilitator as well as cash and check payments and credit and debit transactions for which we act as a gateway to other payment processors; and (ii) the average month- end outstanding balance of our managed portfolio of cardholder receivables, calculated as the average of the month-end balances during the applicable period. We believe total managed payments are a useful indicator of the scale and health of our payments ecosystem, reflecting both the volume of transactions we facilitate and the size of the receivables portfolio we service. Total managed payments are one of the primary drivers of our total payments revenue. Payment solutions revenue rate. We define our payment solutions revenue rate as total payment solutions revenue divided by total managed payments for a given period. This rate reflects the combined monetization of both our payment processing and patient financing activities in a single, unified rate. We believe this metric provides a useful lens into the efficiency and stability of our revenue model over time, enabling investors to better understand how changes in volume and portfolio size translate into revenue and to more easily evaluate the underlying performance and scalability of our payment solutions business. Because total managed payments includes both transaction volume and average receivables balances, payment solutions revenue rate should not be interpreted as a processing take rate, interest yield or margin. In the first quarter of fiscal 2027, our total managed payments were $1.786 billion and our payment solutions revenue rate was 2.3%. The following chart shows total managed payments and payment solutions revenue rate for the fiscal first quarter of 2027 and the fiscal fourth quarter of 20265. 5 The AccessOne Acquisition was completed on November 12, 2025. Reflects inclusion of the business operations of AccessOne from November 12, 2025 to January 31, 2026 and therefore the payment solutions revenue rate for the three months ended January 31, 2026 is not indicative of AccessOne’s full-quarter performance.

Payment Solutions Statistics
($B, Q4 FY2026 - Q1 FY2027[1])
Total Managed Payments (PPV+MP)[2]
Payment Solutions Revenue Rate[3]
$2.000
$1.500
$1.000
$0.500
$0.000
$1.560
$1.786
2.3%
2.3%
Q4 FY26[4]
Q1 FY27

[1] Fiscal year ended January 31.

[2] We define total managed payments as the sum of: 1) our legacy patient payment volume, measured as the total dollar volume of transactions between our healthcare services clients and their patients utilizing our payment platform, including via credit and debit cards that we process as a payment facilitator as well as cash and check payments and credit and debit transactions for which we act as a gateway to other payment processors; and 2) the average month-end outstanding balance of our managed portfolio of cardholder receivables, calculated as the average of the month-end balances during the applicable period.

[3] We define our payment solutions revenue rate as total payment solutions revenue divided by total managed payments for a given period. This rate reflects the combined monetization of both our payment processing and patient financing activities in a single, unified rate.

[4] The AccessOne Acquisition was completed on November 12, 2025. Reflects inclusion of the business operations of AccessOne from November 12, 2025 to January 31, 2026 and therefore the payment solutions revenue rate for the three months ended January 31, 2026 is not indicative of AccessOne's full-quarter performance.

Phreesia
QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 5

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 6 6 We define AHSCs as the average number of clients that generate subscription and related services or payment solutions revenue each month during the applicable period. In cases where we act as a subcontractor providing white-label services to our partner's clients, we treat the contractual relationship as a single healthcare services client. 7 We define total revenue per AHSC as total revenue in a given period divided by the number of AHSCs during that same period. Healthcare Services Clients Average Healthcare Services Clients In the first quarter of fiscal 2027, we supported 4,708 Average Healthcare Services Clients (AHSCs)6, an increase of 50 AHSCs (or 1%) over the fourth quarter of fiscal 2026 and an increase of 297 AHSCs (or 7%) year-over-year. Total Revenue Per AHSC In the first quarter of fiscal 2027, total revenue per AHSC7 was $27,811, up 6% year-over-year. Revenue growth is driven by two factors: 1) the growth of our network of healthcare services clients; and 2) our ability to drive more value for our existing clients through products across our platform that are designed to address three foundational challenges in healthcare delivery: access to care, affordability of care and health outcomes. We generate three types of revenue from these products: subscription and related services, payment solutions and network solutions revenue. We believe that having multiple methods of monetizing our network is a key factor behind our historical revenue growth. Total Revenue Per AHSC¹ (Q2 FY2025 - Q1 FY20272) 1 Calculations for each period are presented as total revenue for that period divided by the number of AHSCs during the same period. Total revenue per AHSC may not add up to annual results due to rounding. 2 Fiscal year ended January 31.

# Phreesia Solutions

**Our broad capabilities bring value to patients, providers and life sciences companies in unique ways.**

### Drive Growth

- MediFind provider directory and appointment booking
- Automated referral outreach
- Appointment self-scheduling
- Online appointment requests
- Marketing campaigns for premium services
- Broadcast messaging

**Access**

### Simplify Patient Access

- Secure two-way messaging
- Appointment reminders
- Auto-fill cancellations
- Auto-rebook no-shows / bumps
- VoiceAI answering service (scheduling, payments, refill prescriptions)
- After-hours call triaging (VoiceAI)

**Access**

### Streamline Registration

- In-office and telehealth workflows
- ID and insurance card capture
- Demographics
- Document / eSignature management
- Bedside / informed consent
- Analytics and data reporting
- Patient satisfaction surveys
- Online reviews

**Access**

### Simplify the Payments Journey

- Automated E&B verification
- Transparent statements
- Flexible payment plans
- Digital and mobile payments (incl. Apple Pay* and GooglePay)

*Apple Pay is a trademark of Apple Inc.

**Affordability**

### Accelerate Cash Flow

- Funded A/R programs
- Payment reminders
- Pre-visit / time-of-service payment capture
- Card-on-file

**Affordability**

### Improve Outcomes

- Patient Activation Measure (PAM®)
- Patient recall for delayed or missed care
- Patient-reported outcomes and clinical screening tools
- Social determinants of health screenings
- Targeted outreach for preventive care
- Automated vaccine workflows

**Patient Outcome**

Phreesia
QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 7

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 8 Access Specialty Clinical Integrations Our continued investment in clinical integrations is expanding our ability to support oncology and other complex specialty workflows. These providers often require more detailed clinical data and coordination, and our recent enhancements are designed to better fit how they operate day to day. The range of clinical data the Phreesia platform can bring into the specialty intake experience includes: This gives healthcare organizations access to more complete information at the point of care and also simplifies the patient experience, with relevant details automatically filled in for patients during check-in. We’re seeing encouraging traction from these improvements, including continued growth with existing oncology clients and increased interest from new specialty groups. As we continue to build these capabilities and extend them across more of our patient engagement workflows, we expect to support broader adoption in specialty care and unlock additional value from the clinical data within our platform. MediFind Receives Digital Medicine Society Seal This quarter, MediFind became the first doctor directory to receive the DiMe Seal, developed by the Digital Medicine Society (DiMe), an independent nonprofit advancing the safe and effective use of digital health. DiMe evaluates platforms based on core principles such as clinical evidence, privacy and security and usability, and the DiMe seal helps individuals make informed choices and identify which digital health tools meet a higher standard of trust. Although many people turn to digital tools as a first step when looking for care, reliable health information isn’t always easy to find online8. MediFind uses advanced analytics to help consumers with data-driven, evidence-based information, making the provider search process more efficient and impactful. Medication requests Conditions/ problems Allergy intolerance Immunizations Procedures Practitioner ! 8 Pew Research Center, Health Online 2013, One in three American adults have gone online to figure out a medical condition.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 9 Frameworks like the DiMe Seal help make that process easier by highlighting platforms that meet higher standards for transparency and reliability. The credibility of a doctor directory is particularly important for those with serious, chronic and rare diseases who may not know where to start when it comes to finding the right specialist for their condition. Specialists who are familiar with the latest research and developments related to a patient’s rare disease can help get that patient on a treatment plan that would give them their best chance for successful outcomes. Affordability & Cash Flow Phreesia Named to Becker’s 2026 List of “RCM Companies to Know” Phreesia was recently named to Becker’s Hospital Review’s 2026 list of “Revenue Cycle Management Companies to Know,” an annual program recognizing companies that play a critical role in helping healthcare organizations manage the growing complexity of revenue cycle operations, including patient access, intake, billing and reimbursement. The 2026 list highlights organizations driving innovation and performance across the revenue cycle. Phreesia helps providers digitize intake and manage payment workflows before, during and after patient visits, improving collections and reducing manual administrative work. The platform brings payment processing into a single, central location, supporting everything from insurance verification and copay calculation to card-on-file and post-visit payments. Our payment solutions, including Phreesia Bill Pay, help providers get paid faster, improve visibility into payment activity and reduce the cost to collect. Health Outcomes Phreesia and Sesame Workshop Win Point of Care Excellence Award for Best Unbranded Campaign Phreesia and Sesame Workshop, the global nonprofit behind Sesame Street, recently received the Point of Care Marketing Association’s Point of Care Excellence Award for their pediatric health and wellness campaign. The award recognizes outstanding campaigns, strategies and individuals advancing patient and healthcare provider engagement through innovative point-of-care marketing. “We’re honored to receive the DiMe Seal as a testament to the trustworthiness of MediFind,” said David Linetsky, President of Phreesia Network Solutions. “This is a meaningful milestone in our commitment to make it easier for people to find care.”

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 10 The two organizations announced a five-year collaboration in August 2025, and in October launched a six-part campaign to engage millions of parents and caregivers with educational and entertaining messages to help keep their children healthy. Drawing from Sesame Street’s legacy library of health and wellness content, Phreesia and Sesame Workshop’s educational campaign combines the rigor of evidence-based health recommendations and the whimsy of Sesame Street’s iconic and delightful characters like Elmo and Cookie Monster. Early results show the campaign’s ability to drive awareness among parents and caregivers of young children about health and wellness topics like emotional wellbeing, hygiene and staying active. Phreesia survey data from the first month of the campaign show that parents and caregivers who engaged with the campaign when they checked in for pediatric appointments were highly receptive to the educational messaging: 64% indicated they found the Sesame Street content very helpful 91%, an overwhelming majority, said the information was easy to understand Each organization brings unique strengths to the collaboration. Phreesia’s expertise lies in delivering personalized health content at the point of care, when health is top of mind and parents and caregivers have the capacity to act in a way that is beneficial to their child’s health. Sesame Workshop’s health and wellness content is developed by experts, researchers, educators and academics, and builds on their decades-long legacy of reaching families through the art of storytelling. ProviderConnect Momentum We are already seeing positive early momentum for ProviderConnect, our new HCP marketing solution that was introduced last quarter. Post-launch performance has been encouraging, with strong engagement from life sciences partners and growing demand from clients looking for more targeted and measurable ways to reach providers. In a recent case study focused on patients with type 2 diabetes, ProviderConnect demonstrated its ability to use our scheduling signals and data to engage providers treating relevant patients in the near term. Over a two-month period, the campaign delivered a 23.7% incremental lift in new- to-brand prescriptions versus a matched control group. These results highlight the impact of reaching providers based on real patient context and timing. We are pleased with ProviderConnect’s early results and continue to invest in the product as we seek to expand its adoption across our network solutions client base.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 11 Revenue Growth and Operating Leverage As depicted in the following charts, revenue growth has been complemented by significant operating leverage for several quarters leading up to the first quarter of fiscal 2027. Our expense ratios have generally improved throughout the last two fiscal years, as revenue growth outpaces expense growth. See the “Non-GAAP Financial Measures” section of this letter for a reconciliation of net (loss) income to Adjusted EBITDA. Total Revenue ($M, Q2 FY2025 - Q1 FY20271) 1 Fiscal year ended January 31.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 12 1 Amounts may not add up to annual results due to rounding. 2 Fiscal year ended January 31. 3 Adjusted EBITDA is a non-GAAP measure. We calculate Adjusted EBITDA as net (loss) income before interest expense, interest income, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, other expense (income), net and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as acquisition- and restructuring-related costs. The calculation of Adjusted EBITDA was updated beginning in Q3 of fiscal 2026 to include an adjustment for acquisition-related costs. Prior periods have not been retroactively adjusted. See “Non-GAAP Financial Measures” for more information and a reconciliation of Adjusted EBITDA to the closest GAAP measure. Net (Loss) Income and Adjusted EBITDA¹ ($M, Q2 FY2025 - Q1 FY20272) Cost of Revenue Cost of revenue (excluding depreciation and amortization) increased $1.0 million to $17.7 million for the three months ended April 30, 2026, as compared to $16.6 million for the three months ended April 30, 2025. The increase resulted primarily from a $1.5 million increase in other third-party costs, as well as additional cost of revenue (excluding depreciation and amortization) recognized for AccessOne, partially offset by a $0.4 million decrease in labor costs. Stock compensation incurred related to cost of revenue was $0.6 million and $1.1 million for the three months ended April 30, 2026 and 2025, respectively.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 13 Payment Solutions Expense9 Payment solutions expense increased $4.2 million to $25.7 million for the three months ended April 30, 2026, as compared to $21.4 million for the three months ended April 30, 2025. The increase resulted primarily from the increase in payment processing fees revenue and patient payments processed through our solutions, each driven by an increase in patient visits over the prior year, as well as additional payment solutions expense recognized for AccessOne. Our payment solutions expense as a percentage of payment solutions revenue was 61% in the first quarter of fiscal 2027, compared to 60% and 72% in the fourth quarter of fiscal 2026 and the first quarter of fiscal 2026, respectively. Sales & Marketing Sales and marketing expense decreased $1.8 million to $24.2 million for the three months ended April 30, 2026, as compared to $26.0 million for the three months ended April 30, 2025. The decrease resulted primarily from a $2.3 million decrease in labor costs, partially offset by a $0.5 million increase in other third-party sales and marketing costs. Stock compensation incurred related to sales and marketing expense was $3.9 million and $5.2 million for the three months ended April 30, 2026 and 2025, respectively. Research & Development Research and development expense decreased $3.5 million to $28.3 million for the three months ended April 30, 2026, as compared to $31.8 million for the three months ended April 30, 2025. The decrease resulted primarily from a $3.2 million decrease in labor costs and a $0.8 million decrease in other third-party research and development costs, partially offset by a $0.4 million increase in software costs. Stock compensation incurred related to research and development expense was $3.6 million and $4.4 million for the three months ended April 30, 2026 and 2025, respectively. General & Administrative General and administrative expense increased $2.0 million to $18.4 million for the three months ended April 30, 2026, as compared to $16.4 million for the three months ended April 30, 2025. The increase primarily resulted from a $3.4 million increase in other third-party costs, partially offset by a $1.7 million decrease in labor costs. Stock compensation incurred related to general and administrative expense was $5.5 million and $6.6 million for the three months ended April 30, 2026 and 2025, respectively. 9 Beginning with the fourth quarter of the fiscal year ended January 31, 2026, “Payment processing expense” was relabeled “Payment solutions expense” and includes all expenses previously presented as “Payment processing expense” and direct costs of revenue related to the operations acquired in the AccessOne Acquisition. Prior period amounts have not been reclassified, as the Company did not own the acquired operations in prior periods and the change in presentation did not affect any previously reported amounts.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 14 Operating Expense Trends ($M, Q2 FY2025 - Q1 FY20271) 1 Fiscal year ended January 31. 2 Subscription & network solutions cost as a percentage of revenue equals cost of revenue (excluding depreciation and amortization), divided by the sum of subscription and related services revenues and network solutions revenues, each per our unaudited consolidated statements of operations for the periods presented. 3 Payment solutions expense as a percentage of revenue equals payment solutions expense divided by payment solutions revenues, each per our unaudited consolidated statements of operations for the periods presented.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 15 Balance Sheet and Liquidity As of April 30, 2026 and January 31, 2026, we had cash, cash equivalents and restricted cash of $76.4 million and $73.8 million, respectively. Cash, cash equivalents and restricted cash consist of money market funds and cash on deposit at various financial institutions. As of April 30, 2026, cash, cash equivalents and restricted cash included $1.7 million of long-term restricted cash classified within other long-term assets. New Capital One Credit Facility and Refinancing On March 13, 2026, we completed a refinancing pursuant to which we terminated without penalty and repaid all outstanding indebtedness and obligations under the Bridge Loan (as defined below) with $92.2 million of borrowings from a new 5-year $275 million senior secured revolving credit facility (the “New Capital One Credit Facility”) maturing on March 13, 2031. The Bridge Loan, a 364-day, $110 million secured term loan entered into on November 12, 2025 (the “Bridge Loan”), was used to fund a portion of the consideration for the AccessOne Acquisition. The New Capital One Credit Facility also replaced our previous credit facility with Capital One, which had no outstanding borrowings and was terminated on the same date. The unused borrowing capacity on the New Capital One Credit Facility is available to the Company for working capital, capital expenditures, permitted acquisitions and general corporate purposes. With the refinancing of our debt complete, we intend to prioritize allocation of capital to areas that we believe can enhance long-term shareholder value. These priorities may include the paydown of our long- term debt, investment to support revenue growth acceleration and share repurchases, as appropriate. For more information regarding the New Capital One Credit Facility and the termination of the Bridge Loan and the Previous Capital One Credit Facility, please see our Current Report on Form 8-K filed with the SEC on March 16, 2026. AccessOne Securitization Program Expansion On April 30, 2026, we entered into an amendment (the “Amendment”) to the agreement governing AccessOne’s securitization facility with PNC Bank (the “Securitization Program”). The Securitization Program supports AccessOne’s ability to offer patients flexible payment plans while providing up-front cash to healthcare providers for eligible patient receivables. The Amendment extended the term of the Securitization Program through April 30, 2029 and increased the facility limit from $200 million to $300 million, expanding our capacity to bring AccessOne’s financing capabilities to more healthcare services clients. The Amendment also amended certain covenants, allowing us to offer upfront receivables funding to a greater portion of our provider network — including non-investment grade organizations like community hospitals and specialty practices that are central to our growth strategy for AccessOne. In connection with the Amendment, Phreesia, AccessOne Holdings, Inc. (“AccessOne Holdings”) and PNC Bank entered into an Amended and Restated Performance Guaranty (the “Guaranty”), pursuant to which Phreesia became a joint and several co-guarantor of AccessOne MedCard’s obligations under certain transaction documents. The Guaranty expressly provides that it is not a guarantee of the collection of any pool receivables and that Phreesia and AccessOne Holdings are not responsible

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 16 for any non-payment or delay in the payment of any pool receivables solely due to the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related obligor or provider. For more information regarding the Amendment and the Guaranty, please see our Current Report on Form 8-K filed with the SEC on May 4, 2026. Cash Flow In the first quarter of fiscal 2027, net cash provided by operating activities10 was $23.9 million, an improvement of $9.0 million year- over-year, as compared to $14.9 million in the first quarter of fiscal 2026. In the first quarter of fiscal 2027, we generated free cash flow11 of $16.4 million, an improvement of $8.9 million year-over-year, as compared to $7.5 million in the first quarter of fiscal 2026. In the first quarter of fiscal 2027, the year- over-year improvements in operating cash flow and free cash flow were driven primarily by changes in working capital and operating cash flows provided by AccessOne. The year- over-year improvement in operating cash flow and free cash flow are expected to fluctuate, driven by the timing of invoicing and payments. These variations are reflected in changes in working capital, alongside the timing of capital expenditures. The following charts summarize how growth in our net cash provided by operating activities, or operating cash flow, has driven growth in free cash flow. See the “Non-GAAP Financial Measures” section of this letter for a reconciliation of net cash provided by operating activities to free cash flow. 10 References to net cash provided by operating activities and free cash flow throughout this letter are related to our cash flow categories in our consolidated statements of cash flows and free cash flow reconciliation within Part I - Item 1 and 2 of our Quarterly Report on Form 10-Q. 11 Free cash flow is a non-GAAP measure. We calculate free cash flow as net cash provided by operating activities less capitalized internal-use software development costs and purchases of property and equipment. See the “Non-GAAP Financial Measures” section for a reconciliation of free cash flow to the closest GAAP measure.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 17 Free Cash Flow ($M, Q2 FY2025 - Q1 FY20271) 1 Fiscal year ended January 31. Operating Cash Flow ($M, Q2 FY2025 - Q1 FY20271) 1 Fiscal year ended January 31.

The following table summarizes our operating, investing and financing cash flows:

| $M | Q2 FY25 | Q3 FY25 | Q4 FY25 | Q1 FY26 | Q2 FY26 | Q3 FY26 | Q4 FY26 | Q1 FY27 |
|---|---|---|---|---|---|---|---|---|
| Net cash provided by operating activities | $11.1 | $5.8 | $16.3 | $14.9 | $14.8 | $15.5 | $33.7 | $23.9 |
| Net cash (used in) provided by investing activities | $(7.4) | $(4.2) | $(7.1) | $(7.4) | $(5.2) | $(6.7) | $(142.6) | $4.8 |
| Net cash (used in) provided by financing activities | $(1.4) | $(1.7) | $(6.6) | $(0.8) | $(2.1) | $(0.7) | $76.5 | $(26.1) |

# Business and Financial Outlook

We are maintaining our revenue outlook for fiscal 2027. We expect revenue to be in the range of $510 million to $520 million. As we noted last quarter, network solutions clients are committing lower spend levels for the second half of fiscal 2027 than we had anticipated last December. Certain clients are committing fewer dollars due to brand-specific dynamics including the impact of regulatory policies. Though we do not believe these developments are signaling a structural shift in demand for Phreesia's solutions, there is now more variability in our internal network solutions revenue forecasting, particularly in the second half of each fiscal year. Our visibility into revenue across the other parts of our business is generally consistent with our views in March 2026. The revenue range provided for fiscal 2027 assumes approximately $37 million of contribution from AccessOne and no additional revenue from potential future acquisitions completed between now and January 31, 2027.

We are maintaining our Adjusted EBITDA outlook for fiscal 2027. We expect Adjusted EBITDA to be in the range of $125 million to $135 million. In addition to our continued belief in the operating leverage embedded in our model, we have more recently identified opportunities to reduce our reliance on manual processes across Phreesia through the adoption of artificial intelligence. In May 2026, subsequent to quarter end, we implemented a restructuring plan intended to reduce operating expenses and better align our cost structure with our current business priorities. The plan is expected to result in meaningful annualized run-rate expense savings, which were reflected in our Adjusted EBITDA outlook provided on March 30, 2026.

We are maintaining our expectation for AHSC growth in the mid-single-digit percentage range, and we are maintaining our outlook for total revenue per AHSC to grow in the low-single-digit percentage range for fiscal 2027.

Phreesia

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 18

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 19 Non-GAAP Financial Measures This stakeholder letter and statements made during the webcast referenced below may include certain non-GAAP financial measures as defined by SEC rules. Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We calculate Adjusted EBITDA as net income or loss before interest expense, interest income, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, other expense (income), net and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as acquisition- and restructuring-related costs. The calculation of Adjusted EBITDA was updated beginning in the three months ended October 31, 2025 to include an adjustment for acquisition-related costs, which consist primarily of legal, advisory and other professional fees and integration costs related to acquisitions. Management believes adjusting for these About Phreesia Phreesia is a trusted leader in patient activation, giving healthcare providers, life sciences companies and other organizations tools to help patients take a more active role in their care. Founded in 2005, Phreesia enabled more than 180 million patient visits in 2025 — 1 in 6 visits across the U.S. This scale allows Phreesia to make meaningful impact across the healthcare ecosystem. Offering patient-driven digital solutions for intake, outreach, education and more, Phreesia enhances the patient experience, drives operational efficiency and improves healthcare outcomes. To learn more, visit phreesia.com. Media contact: Nicole Gist nicole.gist@phreesia.com Investor contact: Balaji Gandhi investors@phreesia.com

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 20 acquisition-related costs provides investors with a more consistent period-to-period comparison of our core operating performance and trends. For periods prior to the three months ended October 31, 2025, the calculation of Adjusted EBITDA did not adjust for acquisition-related costs, and prior periods have not been retroactively adjusted. We have provided below a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP financial measure. We have also presented Adjusted EBITDA in the press release accompanying this letter and in our Quarterly Report on Form 10-Q to be filed after this letter because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. We have not reconciled our Adjusted EBITDA outlook to GAAP net (loss) income because we do not provide an outlook for GAAP net (loss) income due to the uncertainty and potential variability of other expense (income), net, income tax expense (benefit), which are reconciling items between Adjusted EBITDA and GAAP net (loss) income. Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net (loss) income. Our use of Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows: • Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; • Adjusted EBITDA does not reflect: 1) changes in, or cash requirements for, our working capital needs; 2) the potentially dilutive impact of non-cash stock-based compensation; 3) tax payments that may represent a reduction in cash available to us; 4) loss on extinguishment of debt; 5) interest expense; 6) interest income; 7) other expense (income), net; or 8) certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as acquisition- and restructuring-related costs; and • Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP- based financial performance measures, including various cash flow metrics, net (loss) income and our GAAP financial results.

| $M | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| | Q2 FY25 | Q3 FY25 | Q4 FY25 | Q1 FY26 | Q2 FY26 | Q3 FY26 | Q4 FY26 | Q1 FY27 |
| Net (loss) income | $(18.0) | $(14.4) | $(6.4) | $(3.9) | $0.7 | $4.3 | $1.3 | $3.0 |
| Interest expense | 0.6 | 0.6 | 0.6 | 0.4 | 0.4 | 0.3 | 5.8 | 2.3 |
| Interest income | (0.7) | (0.6) | (0.6) | (0.2) | (1.0) | (0.7) | (0.3) | (0.3) |
| Income tax expense (benefit) | 0.8 | 0.4 | 1.0 | 0.7 | (1.2) | 0.9 | (11.6) | 1.8 |
| Depreciation and amortization | 7.3 | 7.1 | 6.8 | 6.9 | 7.4 | 7.5 | 9.7 | 10.0 |
| Stock-based compensation expense | 16.4 | 16.5 | 17.2 | 17.2 | 16.2 | 16.0 | 18.0 | 13.6 |
| Loss on extinguishment of debt | – | – | – | – | – | – | 0.5 | – |
| Other expense (income), net | 0.1 | 0.1 | (2.2) | (0.3) | (0.3) | (1.0) | (1.3) | – |
| Other items affecting comparability[1] | – | – | – | – | – | 2.0 | 7.3 | 0.2 |
| **Adjusted EBITDA[2,3]** | **$6.5** | **$9.8** | **$16.4** | **$20.8** | **$22.1** | **$29.1** | **$29.4** | **$30.5** |

[1] For the three months ended October 31, 2025, January 31, 2026 and April 30, 2026, other items affecting comparability consisted of legal, advisory and other professional fees and integration costs related to the AccessOne Acquisition.

[2] We calculate Adjusted EBITDA as net (loss) income before interest expense, interest income, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, other expense (income), net and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as acquisition- and restructuring-related costs. The calculation of Adjusted EBITDA was updated beginning in Q3 of fiscal 2026 to include an adjustment for acquisition-related costs. Prior periods have not been retroactively adjusted. Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

[3] May not foot due to rounding.

We calculate free cash flow as net cash provided by operating activities less capitalized internal-use software development costs and purchases of property and equipment.

Additionally, free cash flow is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investments, partnerships and acquisitions, and strengthening our financial position.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, for each of the periods indicated:

Phreesia

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 21

| $M | Q2 FY25 | Q3 FY25 | Q4 FY25 | Q1 FY26 | Q2 FY26 | Q3 FY26 | Q4 FY26 | Q1 FY27 |
|---|---|---|---|---|---|---|---|---|
| Net cash provided by operating activities | $11.1 | $5.8 | $16.3 | $14.9 | $14.8 | $15.5 | $33.7 | $23.9 |
| Less: | | | | | | | | |
| Capitalized internal-use software | (3.0) | (3.6) | (4.3) | (3.9) | (3.4) | (3.4) | (2.6) | (3.2) |
| Purchases of property and equipment | (4.4) | (0.6) | (2.8) | (3.5) | (1.8) | (3.3) | (2.6) | (4.3) |
| **Free Cash Flow[1,2]** | **$3.7** | **$1.6** | **$9.2** | **$7.5** | **$9.6** | **$8.8** | **$28.5** | **$16.4** |

[1] We calculate free cash flow as net cash provided by operating activities less capitalized internal-use software development costs and purchases of property and equipment.

Additionally, free cash flow is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investments, partnerships and acquisitions, and strengthening our financial position.

[2] May not foot due to rounding.

# Forward-Looking Statements

This stakeholder letter includes express or implied statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. These statements include, but are not limited to, statements regarding: our future financial and operating performance, including our revenue, operating leverage, Adjusted EBITDA and cash flows; our expectations regarding demand for our solutions and visibility into future revenue; our expectations regarding our restructuring plan, reductions in operating expenses and resulting expense savings; the expected results of the AccessOne Acquisition discussed herein, including anticipated additional revenue, Adjusted EBITDA and AHSCs; our estimated addressable market; our outlook for fiscal 2027, including with respect to revenue, Adjusted EBITDA and our expectations on AHSCs, total revenue per AHSC, and our plans to achieve our revenue and Adjusted EBITDA targets in fiscal 2027; our ability to continue generating positive net income and free cash flow; our expectations regarding growth in subscription and related services revenue over the long term; our ability to finance our plans to achieve our fiscal 2027 outlook with our current cash balance along with cash generated in the normal course of business; our business

Phreesia
QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 22

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 23 strategy and operating plans; industry trends and predictions; our anticipated growth and operating leverage; the factors that drive our revenue growth; our expectations regarding new solutions and solutions under development and the use of artificial intelligence in our solutions; our growth strategies for the AccessOne business; our ability to offer the AccessOne solution to additional clients; our expectations regarding the growth of our network of clients and partners and adoption of our solutions; and our expectations regarding opportunities to reduce reliance on manual processes across the Company through the adoption of artificial intelligence; and expectations regarding our restructuring plan, reductions in operating expenses and annualized run-rate expense savings. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward- looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward- looking statements. Furthermore, actual results may differ materially from those described in the forward- looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks associated with: the ability to integrate operations or realize any operational or corporate synergies and other benefits from the AccessOne Acquisition; our ability to effectively manage our growth and meet our growth objectives; our focus on the long-term and our investments in growth; the competitive environment in which we operate; our ability to comply with the covenants in the New Capital One Credit Facility and the Securitization Program; changes in market conditions and receptivity to our products and services; our ability to develop and release new products and services and successful enhancements, features and modifications to our existing products and services; our ability to maintain the security and availability of our platform; the impact of cyberattacks, security incidents or breaches impacting our business; changes in laws and regulations applicable to our business model; our ability to make accurate predictions about our industry and addressable market; our ability to attract, retain and cross-sell to healthcare services clients; our ability to continue to operate effectively with a primarily remote workforce and attract and retain key talent; our ability to realize the intended benefits of our acquisitions and partnerships; difficulties in integrating our acquisitions and investments; artificial intelligence that can impact our business, including by posing security risks to our confidential information, proprietary information and personal data, increasing our regulatory and compliance burden and increasing competition; and other general, market, political, economic and business conditions (including from the U.S. federal government, tariff and trade issues, and the warfare and/or political and economic instability in Ukraine, the Middle East or elsewhere). The forward-looking statements contained in this letter are also subject to other risks and uncertainties, including those listed or described in our filings with the Securities and Exchange Commission (“SEC”), including in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2026 that will be filed with the SEC after this letter. The forward-looking statements

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2027 | 24 in this letter speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this letter to reflect events or circumstances after the date of this letter or to reflect new information or the occurrence of unanticipated events, except as required by law. This letter also includes statistical data, estimates and forecasts that are based on industry publications or other publicly available information, as well as other information based on our internal sources. This information may be based on many assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified the accuracy or completeness of the information contained in these industry publications and other publicly available information. Conference Call Information We will hold a conference call on Wednesday, May 27, 2026 at 5:00 PM ET to review our fiscal 2027 first quarter financial results. To participate in our live conference call and webcast, please dial (833) 461-5787 (or (626) 884-3620 for international participants) using conference code number 953036497 or visit the “Events & Presentations” section of our Investor Relations website at ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.